Exhibit 10.30

Capstone Engineered Solutions Corporation

27812 Pollensa

M ission Viejo, CA 92692 US

jdcrouse@m e.com

Estimate

ADDRESS

Capstone Green Energy Corporation

16640 Stagg St

Van Nuys, CA 91406

ESTIMATE 1002

DATE 04/26/2022

EXPIRATION DATE 05/15/2022

DATE	SERVICE	DESCRIPTION	QTY	RATE	AMOUNT
04/26/2022	Rental System Installation	Travel and Per Diem	1	5,500.00	5,500.00
04/27/2022	Rental System Installation	Receive and set units in place, install air inlet hoods and shipped loose hardware	3	2,500.00	7,500.00
04/29/2022	Rental System Installation	Supply and install HDPE gas piping and shutoff valves for each C1000 and blind flange for expansion	1	62,500.00	62,500.00
04/29/2022	Rental System Installation	Install CGE supplied power cables and cable tray to each C1000 and mining box. Installation hardware supplied by CESC	1	49,530.00	49,530.00
05/03/2022	Rental System Installation	Install CGE supplied gas filter and regulator skid	1	5,275.00	5,275.00
05/03/2022	Rental System Installation	Supply and install control cable conduits to each C1000	1	16,800.00	16,800.00
05/04/2022	Rental System Installation	Install CGE supplied PC for remote communications	1	3,450.00	3,450.00
05/05/2022	Rental System Installation	Modify C1000 for flatpac control scheme, program unit Unit #1 C1K control for master operation	1	5,420.00	5,420.00
05/06/2022	Rental System Installation	Commission units for 3MW standalone operation	1	4,500.00	4,500.00

$20,000.00 Deposit to start

Balance due at com pletion

TOTAL $160,475.00

Accepted By

Accepted Date